Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 and S-1 of Nutrition & Biosciences, Inc. of our report dated May 7, 2020 relating to the financial statements and financial statement schedule of the Nutrition & Biosciences business of DuPont de Nemours, Inc. (Successor), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 7, 2020